Exhibit 99.3

For Internal Use Only
		STOCK ORDER FORM PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS SEE REVERSE SIDE OF THIS FORM FOR ADDITIONAL INSTRUCTIONS	REC’D #	BATCH #	ORDER #	CATEGORY #
		LOGO TO COME	0___________________________		c_________________________
(1) Number of Shares	Price Per Share	Stock Information Center 229 Exchange Street Chicopee, MA 01013 QUESTIONS? Call us toll-free at (413) 598-3210 10:00 a.m. to 4:00 p.m., Monday through Friday (2) Total Payment Due	ORDER DEADLINE AND DELIVERY: Stock Order Forms, properly completed and with full payment, must be received (not postmarked) by 11:00 a.m. Eastern time, on . Stock Order Forms may be delivered by using the enclosed return envelope, or by hand or overnight delivery to the Stock Information Center address at the top of this form. You may NOT deliver this form to Chicopee Savings Bank branch offices. Please read important instructions on the reverse side of this form. Faxes or copies of this form are not required to be accepted.
	X $10.00 =	$
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 20,000 shares ($200,000). See Stock Order Form Instructions

(3) Method of Payment - Check or Money Order Enclosed is a personal check, bank check or money order payable to Chicopee Bancorp, Inc. in the amount of:

(4)    Method of Payment – Deposit Account Withdrawal

The undersigned authorizes withdrawal from the Chicopee Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be available within the account(s) listed at the time this form is received. Chicopee Savings Bank IRA accounts and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

For Internal Use Only	Chicopee Savings Bank Deposit Account Number	Withdrawal Amount
$		$ .00
No cash or wire transfers will be accepted. Checks and money orders		$ .00
will be cashed upon receipt. Chicopee Savings Bank line of credit		$ .00
checks and third-party checks may not be remitted as payment.	Total Withdrawal Amount	$ .00

(5) Purchaser Information			If you checked box (a) or (b), please provide the following information as of the eligibility date under which purchaser(s) listed in Section 7 below qualify in the Subscription Offering:
Subscription Offering. Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 7:			Account Title (Name(s) on Account)	Chicopee Savings Bank Account Number
a.	☐	Purchaser(s) listed below had deposit accounts at Chicopee Savings Bank with aggregate balances of at least $50 as of the close of business on October 8, 2004.
b.	☐	Box (a) above does not apply, however, purchase(s) listed below had deposit accounts at Chicopee Savings Bank with aggregate balances of at least $50 as of the close of business on January 31, 2006.
c.	☐	Boxes (a) and (b) above do not apply, however, the purchaser listed below is an employee, officer, trustee or corporator of Chicopee Savings Bank.
Direct Community Offering. If (a) through (c) above do not apply to the purchaser(s) listed in Section 7, check the box below:

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

d.	☐	This order is placed in the Direct Community Offering (please write your county of residence in section 7).
(6)	Management, Employees and Corporators of Chicopee Savings Bank (Check a box, if applicable)
	☐	Check if you are an officer, trustee or employee, or a member of their immediate family, as defined on the reverse side of this form.
	☐	Check here if you are a corporator only.
(7) Stock Registration The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 5 of this form), you should not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority.

First Name, Middle Initial, Last Name	Reporting SSN/Tax ID No.

First Name, Middle Initial, Last Name	SSN/Tax ID No.

Street	Daytime Phone Number (important)

City (important)	State	Zip	County (important)	Evening Phone Number (important)

(8) Form of Stock Ownership				FOR BROKER USE ONLY

☐ Individual	☐ Joint Tenants	☐ Tenants in Common	☐ UniformTransfer to Minors Act (for reporting SSN, use Minor’s)	☐ IRA SSN of Beneficial Owner: _____-_____-_________
☐ Corporation/Partnership		☐ Other

(9) Acknowledgment and Signature I understand that, to be effective, this Stock Order Form must be received by Chicopee Bancorp, Inc. no later than 11:00 a.m. Eastern time, on     , otherwise, this Stock Order Form and all subscription rights will be void. I agree that after receipt by Chicopee Bancorp, Inc., this Stock Order Form may not be modified or canceled without Chicopee Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal. Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that this security is not a deposit or savings account, is not federally insured or insured by the Depositors Insurance Fund, and is not guaranteed by Chicopee Bancorp, Inc., Chicopee Savings Bank or by the federal government. I further certify that, before purchasing the common stock of Chicopee Bancorp, Inc., I received the Prospectus dated             , 2006.

The Prospectus that I received contains disclosure concerning the nature of the common stock being offered by Chicopee Bancorp, Inc. and describes, in the Risk Factors section beginning on page      of the Prospectus, the risks involved in the investment in this common stock. Risks include, but are not limited to the following:

1.	Our increased emphasis on commercial and construction lending may expose us to increased lending risks.	9.	Our low return on equity may negatively impact the value of our common stock.
2.	The building of market share through our branching strategy could cause our expenses to increase faster than revenues.	10.	We have broad discretion in allocating the proceeds of the offering. Our failure to utilize effectively such proceeds would reduce our profitability.
3.	Certain interest rate movements may hurt our earnings and asset value.	11.	Issuance of shares for benefit programs may dilute your ownership interest.
4.	Strong competition within our market area could hurt our profits and slow growth.	12.	Anti-takeover provisions could make takeover attempts more difficult to achieve, even if a majority of our shareholders favor such takeover attempts.
5.	A downturn in the local economy or a decline in real estate values could hurt our profits.	13.	Our stock price may decline when trading commences.
6.	We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.	14.	There may be a limited market for our common stock, which may adversely affect our stock price.
7.	Additional expenses following the offering from operating as a public company and from new stock-based benefit plans will adversely affect our profitability.	15.	Our contribution to Chicopee Savings Bank Charitable Foundation will dilute a stockholder’s ownership interest in Chicopee Bancorp by 7.4%.
8.	We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.	16.	Our contribution to Chicopee Savings Bank Charitable Foundation may not be tax deductible, which could hurt our profits.
		17.	Establishment of Chicopee Savings Bank Charitable Foundation will hurt our profits for fiscal year 2006.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Chicopee Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights, and will not honor orders known to involve such transfer.

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.

IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable) (Date)	Signature (title, if applicable) (Date)

QUESTIONS? Call our Stock Information Center at (413) 598-3210, Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time.

Over

Chicopee Bancorp, Inc.

Stock Order Form Instructions

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares for which you wish to subscribe and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals exercising subscription rights through a single qualifying deposit account held jointly, is 20,000 shares ($200,000). Further, no person, together with associates or persons acting in concert with such person, may purchase an aggregate of more than 50,000 shares ($500,000), in all categories of the offering, combined. Please see the Prospectus section entitled “The Conversion” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Payment by Check or Money Order. Indicate the amount remitted. Payment may be made by including with this form a person-al check, bank check or money order payable to Chicopee Bancorp, Inc. These will be cashed immediately upon receipt, so the funds must be available within the accounts when your Stock Order Form is received. Third-party checks of any type will not be accepted. You may not remit cash, a Chicopee Savings Bank line of credit check, or wire transfers. Interest on your funds will be earned at the Chicopee Savings Bank passbook savings rate until the offering is completed. After acceptance of this order, it may not be modified or canceled without Chicopee Bancorp, Inc.’s consent.

Section (4) – Payment by Account Withdrawal. Payment may be made by authorizing direct withdrawal from your Chicopee Savings Bank deposit account(s). Indicate the account number(s) and the amount that you wish withdrawn from each account. Funds designated for withdrawal must be available within the account(s) at the time this stock order form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you — they will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Chicopee Savings Bank certificate of deposit account. Note that you may NOT designate Chicopee Savings Bank deposit accounts with checkwriting privileges (checking, money market). Submit a check instead. Additionally, you may not designate individual retirement accounts for direct withdrawal. For guidance using IRA funds for this purchase, please contact the Stock Information Center as soon as possible - preferably at least two weeks before the                     , 2006 offering deadline.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 7 of this form. Purchase priorities are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all Chicopee Savings Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or pro-viding incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an over-subscription. Box (d) refers to a Direct Community Offering, if held. Orders placed in the Subscription Offering will take preference over orders placed in a Direct Community Offering. See “The Conversion” section of the Prospectus for further details about the Subscription Offering and Direct Community Offering, and the method for allocating shares in the event of an oversubscription.

Section (6) – Management, Employees and Corporators of Chicopee Savings Bank. Check the first box if you are an officer, trustee or employee or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the officer or employee. Check the second box if you are a corporator but are not a trustee, officer or employee.

Section (7) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If you checked box (a), (b) or (c) as a purchaser eligible in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR NASD MEMBERS: If you are a member of the NASD (“National Association of Securities Dealers”), or a person affiliated or associated with an NASD member, you may have additional reporting requirements. Please report this subscription in writing to the applicable NASD member within one day of payment thereof.

Section (8) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stock-holder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registration. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials - use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.”, “Mrs.”, etc. Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 7 of this form must have had an eligible deposit account at Chicopee Savings Bank on either October 8, 2004 or January 31, 2006, or must be an officer, trustee, corporator or employee of Chicopee Savings Bank (see box 5(c)).

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 7 of this form must have had an eligible deposit account at Chicopee Savings Bank on either October 8, 2004 or January 31, 2006, or must be an officer, trustee, corporator or employee (see box 5(c)).

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 7 of this form must have had an eligible deposit account at Chicopee Savings Bank on either October 8, 2004 or January 31, 2006, or must be an officer, trustee, corporator or employee (see box 5(c)).

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 7 of this form must have had an eligible deposit account at Chicopee Savings Bank on either October 8, 2004 or January 31, 2006. The standard abbreviation for custodian is “CUST”, while the Uniform Transfer to Minors Act is “UTMA”, followed by the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the MA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA MA (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate that entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 7 of this form must have had an eligible deposit account at Chicopee Savings Bank on either October 8, 2004 or January 31, 2006 (see box 5(c)).

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or the name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 7 of this form must have had an eligible deposit account at Chicopee Savings Bank on either October 8, 2004 or January 31, 2006.

Buying Stock in a Self-Directed IRA – (for trustee/broker use only) Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information, and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 7 of this form must have had an eligible deposit account at Chicopee Savings Bank on either October 8, 2004 or January 31, 2006, or must be an officer, trustee, corporator or employee (see box 5(c)).

Section (9) – Acknowledgment and Signature. Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on this form. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by Chicopee Bancorp, Inc. by 11:00 a.m. Eastern time, on                      2006. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, that do not include proper payment or required signature(s). A return envelope has been included for your convenience. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of this form. Do not deliver Stock Order Forms to Chicopee Savings Bank banking offices.

QUESTIONS? Call our Stock Information Center at (413) 598-3210, Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time.